Exhibit 99.1
Riley Permian Reports First Quarter 2024 Results

OKLAHOMA CITY, May 8, 2024 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS
•Averaged 20.4 MBoe/d of total equivalent production (oil production of 14.2 MBbls/d)
•Generated $56 million of operating cash flow or $58 million before changes in working capital
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $26 million and cash capital expenditures before acquisitions of $35 million
•Generated Free Cash Flow(1) of $23 million
•Paid dividends of $0.36 per share in the first quarter for a total of $7 million
•Reduced debt outstanding by $15 million
•Signed agreement during the first quarter of 2024 and subsequently closed during the second quarter of 2024 on the purchase of oil and natural gas properties in Eddy County, New Mexico

MANAGEMENT COMMENTARY

“Our Company had a strong start to the year with both operational and financial performance during the first quarter,” said Bobby D. Riley, Chief Executive Officer and Chairman of the Board. “We’re experiencing improved cycle times and efficiencies in our development activities, leading to measurable cost savings. We continue to prioritize free cash flow generation which allows for debt reduction and direct shareholder return through dividends. Finally, we recently closed on the previously announced acquisition in New Mexico, contiguous to our existing New Mexico assets, which adds valuable development inventory in the region.”

Exhibit 99.1
OPERATIONS UPDATE AND FINANCIAL RESULTS

During the first quarter 2024, the Company drilled 7 gross operated horizontal wells, completed 4 gross operated horizontal wells and turned to sales 6 gross operated horizontal wells.

The Company averaged oil production of 14.2 MBbls/d, representing an increase of 4% from the prior quarter. The Company averaged total equivalent production of 20.4 MBoe/d (70% oil and 85% liquids).

First quarter 2024 revenues totaled $100 million, net cash provided by operating activities (including changes in working capital) was $56 million and net income was $19 million, or $0.94 per diluted share.

On a non-GAAP basis, first quarter Adjusted EBITDAX(1) was $70 million, cash flow from operations before changes in working capital(1) was $58 million, Free Cash Flow(1) was $23 million and Adjusted Net Income(1) was $32 million, or $1.61 per diluted share.

First quarter 2024 average realized prices, before derivative settlements, were $75.25 per barrel of oil, $0.42 per Mcf of natural gas and $5.97 per barrel of natural gas liquids. The Company reported a $17.1 million loss on derivatives during the first quarter 2024, which includes a $0.1 million realized gain on settlements and a $17.2 million non-cash loss due to changes in the fair value of derivatives.

Riley Permian's operating expenses for the first quarter of 2024 include lease operating expense (“LOE”) of $17 million, or $9.05 per Boe, cash G&A expense(1) of $5 million, or $2.90 per Boe, and production and ad valorem taxes of $7 million or $3.90 per Boe (7% of revenue).

The Company incurred $26 million in total accrued capital expenditures before acquisitions for the first quarter. On a cash basis, the Company had total capital expenditures before acquisitions of $35 million for the quarter. The larger amount of cash capital expenditures relative to accrual basis capital expenditures was partially driven by prepayments for various items, including infrastructure improvements scheduled for the remainder of 2024.

During the first quarter of 2024, the Company made an additional capital contribution of $5.6 million to its joint venture RPC Power LLC, which is anticipated to complete funding needs for the current project. As of March 31, 2024, the Company had invested $11.5 million to date and owned approximately 35% of the joint venture.

During the first quarter of 2024, the Company reduced total debt by $15 million, including a principal reduction of $10 million on the Credit Facility and $5 million on the unsecured senior notes. Interest expense during the first quarter was $9 million, of which $8 million was cash interest expense(2).

The Company had $342 million of total debt as of March 31, 2024, including $175 million drawn on its Credit Facility with approximately $200 million available for future borrowing, and $167 million of senior unsecured notes, net of discount and deferred financing costs. On a principal basis, the Company had $355 million of total debt, including $180 million principal value of unsecured senior notes. Subsequent to quarter end, the Company completed its semi-annual redetermination of its revolving credit borrowing base. The borrowing base and elected commitments were reaffirmed at $375 million.

Shareholders’ equity was $435 million as of March 31, 2024. The number of common shares outstanding was 20.4 million as of March 31, 2024.
On April 3, 2024, the Company issued 1,015,000 shares of common stock at a par value of $0.001 per share. Net proceeds from the issuance were approximately $25.9 million, after deducting the underwriting discount and commissions.
ACQUISITION UPDATE

On May 7, 2024, the Company closed on the purchase of oil and natural gas properties in Eddy County, New Mexico for approximately $20.5 million, including preliminary closing adjustments. The acquisition adds approximately 13,900 total net acres and an estimated 20 to 25 net locations suitable for horizontal drilling development. Additionally, the acquisition adds approximately 1.1 MBoe/d of production.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)Cash interest expense is interest expense excluding amortization of deferred financing costs and discounts.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Select Financial Data (in thousands):
Oil and natural gas sales, net	$99,424	$99,229	$66,412
Income from Operations	$50,567	$32,620	$36,034
Adjusted EBITDAX(1)	$70,146	$64,447	$43,508
Cash Flow from Operations	$56,125	$65,823	$32,970
Free Cash Flow(1)	$23,308	$33,298	$2,295

Production Data, net:
Oil (MBbls)	1,289	1,247	893
Natural gas (MMcf)	1,631	1,623	949
Natural gas liquids (MBbls)	293	315	134
Total (MBoe)	1,854	1,833	1,185

Daily combined volumes (Boe/d)	20,374	19,924	13,169
Daily oil volumes (Bbls/d)	14,165	13,554	9,922

Average Realized Prices:
Oil ($ per Bbl)	$75.25	$76.85	$72.76
Natural gas ($ per Mcf)	$0.42	$0.66	$0.55
Natural gas liquids ($ per Bbl)	$5.97	$7.40	$6.83

Average Realized Prices, including the effects of derivative settlements(2):
Oil ($ per Bbl)	$74.33	$73.90	$67.06
Natural gas ($ per Mcf)	$1.20	$0.73	$0.55
Natural gas liquids ($ per Bbl)(3)	$5.97	$7.40	$6.83

Weighted Average Common Shares Outstanding (in thousands):
Basic	19,891	19,815	19,649
Diluted	19,992	20,106	19,910

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of its commodity derivative contracts. These losses are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(3)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2024 GUIDANCE

Riley Permian is providing second quarter detailed guidance and reiterating, previously disclosed full-year 2024 activity guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on natural gas dynamics.

Activity, Production, and Investing Guidance	Q2 2024	Full-Year 2024

Gross Operated Well Activity
Drilled	2-3	21-23
Completed	6-8	22-24
Turned to Sales	4-6	24-26

Net Production
Total (MBoe/d)	20.3-21.3	21.0-22.5
Oil (MBbls/d)	14.4-14.8	14.0-15.0

Investing Expenditures by Category (Accrual, in millions)(1)
Drilling and Completions and Capital Workovers	$22-25	$90-99
Infrastructure, EOR and Other	6-7	19-24
Total E&P	$28-32	$109-123

Joint Venture Investment	0	6
Total Investing Expenditures	$28-32	$115-129

Realizations and Cost Guidance	Q2 2024

Basis Differentials and Fees
Oil ($ per Bbl)	$(2.75) - (2.25)
Natural gas ($ per Mcf)	$(2.50) - (1.75)
NGL (% of WTI)	4% - 8%

Operating and Corporate Costs
Lease operating expense, including workover expense ($ per Boe)	$8.50-9.50
Production tax (% of revenue)	6%-8%
Cash G&A(2) ($ per Boe)	$3.00-3.50
Interest expense ($ in millions)(3)	$8.5-9.5
Cash tax rate (2Q 2024)(4)	18%-22%
Cash tax rate (Full year 2024)(4)	14%-16%
_______________
(1)Activity-based investing expenditures before acquisitions.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(3)Interest expense is net of interest rate derivative settlements.
(4)Cash income tax as a percentage of forecasted pre-tax book income.

Exhibit 99.1
CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on May 9, 2024 at 9:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•U.S./Canada Toll Free, (888) 330-2214
•International, +1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until May 23, 2024 by calling:
•(800) 770-2030 or (609) 800-9909
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.

Investor Contact:
Rick D'Angelo
405-438-0126
IR@rileypermian.com

Exhibit 99.1

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions and divestitures; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; the risk that the Company’s enhanced oil recovery or EOR project may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement and senior notes; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; inability to prove up undeveloped acreage and maintain production on leases; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by regulation or legislation; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict and the global response to such conflicts; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1
Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Source: Riley Exploration Permian, Inc.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	March 31, 2024	December 31, 2023
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$6,564	$15,319
Accounts receivable	38,583	35,126
Prepaid expenses	5,698	1,625
Inventory	6,351	6,177
Current derivative assets	1,638	5,013
Total current assets	58,834	63,260
Oil and natural gas properties, net (successful efforts)	856,388	846,901
Other property and equipment, net	20,545	20,653
Non-current derivative assets	705	2,296
Other non-current assets, net	19,894	12,601
Total Assets	$956,366	$945,711
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$12,016	$3,855
Accrued liabilities	20,684	33,159
Revenue payable	30,113	30,695
Current derivative liabilities	9,812	360
Current portion of long-term debt	20,000	20,000
Other current liabilities	7,131	6,276
Total Current Liabilities	99,756	94,345
Non-current derivative liabilities	2,763	—
Asset retirement obligations	21,108	19,255
Long-term debt	321,842	335,959
Deferred tax liabilities	75,231	73,345
Other non-current liabilities	1,056	1,212
Total Liabilities	521,756	524,116
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 20,400,032 and 20,405,093 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	280,698	279,112
Retained earnings	153,892	142,463
Total Shareholders' Equity	434,610	421,595
Total Liabilities and Shareholders' Equity	$956,366	$945,711

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2024	2023
	(In thousands)
Revenues:
Oil and natural gas sales, net	$99,424	$66,412
Contract services - related parties	320	600
Total Revenues	99,744	67,012
Costs and Expenses:
Lease operating expenses	16,769	8,875
Production and ad valorem taxes	7,231	4,110
Exploration costs	4	332
Depletion, depreciation, amortization and accretion	17,779	9,083
General and administrative:
Administrative costs	5,339	5,467
Share-based compensation expense	1,692	1,114
Cost of contract services - related parties	363	110
Transaction costs	—	1,887
Total Costs and Expenses	49,177	30,978
Income from Operations	50,567	36,034
Other Income (Expense):
Interest expense, net	(9,067)	(1,016)
Gain (loss) on derivatives, net	(17,077)	5,755
Loss from equity method investment	167	(232)
Total Other Income (Expense)	(25,977)	4,507
Net Income from Operations Before Income Taxes	24,590	40,541
Income tax expense	(5,832)	(8,690)
Net Income	$18,758	$31,851
Net Income per Share:
Basic	$0.94	$1.62
Diluted	$0.94	$1.60
Weighted Average Common Shares Outstanding:
Basic	19,891	19,649
Diluted	19,992	19,910

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2024	2023
	(In thousands)
Cash Flows from Operating Activities:
Net income	$18,758	$31,851
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	—	332
Depletion, depreciation, amortization and accretion	17,779	9,083
(Gain) loss on derivatives, net	17,077	(5,755)
Settlements on derivative contracts	104	(5,088)
Amortization of deferred financing costs and discount	1,315	192
Share-based compensation expense	1,692	1,260
Deferred income tax expense	1,886	5,283
Other	(240)	232
Changes in operating assets and liabilities	(2,246)	(4,420)
Net Cash Provided by Operating Activities	56,125	32,970
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(34,939)	(34,986)
Contributions to equity method investment	(5,619)	(1,840)
Funds held in escrow	(1,926)	(33,000)
Additions to other property and equipment	(124)	(109)
Net Cash Used in Investing Activities	(42,608)	(69,935)
Cash Flows from Financing Activities:
Deferred financing costs	—	(49)
Proceeds from credit facility	—	33,000
Repayments under credit facility	(10,000)	—
Repayments of senior notes	(5,000)	—
Payment of common share dividends	(7,166)	(6,778)
Common stock repurchased for tax withholding	(106)	(234)
Net Cash (Used in) Provided by Financing Activities	(22,272)	25,939
Net Decrease in Cash and Cash Equivalents	(8,755)	(11,026)
Cash, Beginning of Period	15,319	13,301
Cash, End of Period	$6,564	$2,275

Exhibit 99.1
DERIVATIVE CONTRACTS
The Company’s oil and natural gas derivative instruments consisted of fixed price swaps, costless collars, and basis swaps. The following table summarizes the open financial derivatives as of May 1, 2024, related to oil and natural gas production.

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q2 2024	465,000	$74.76
Q3 2024	405,000	$74.35
Q4 2024	360,000	$73.94
2025	570,000	$72.86

Oil Collars (Bbl)
Q2 2024	390,000		$61.08	$85.76
Q3 2024	366,000		$61.00	$83.61
Q4 2024	390,000		$61.92	$83.39
2025	1,585,000		$63.48	$76.28
2026	20,000		$65.00	$77.00

Natural Gas Swaps (MMBtu)
Q2 2024	600,000	$3.21
Q3 2024	600,000	$3.21
Q4 2024	450,000	$3.67
2025	1,305,000	$3.76
2026	555,000	$4.02

Natural Gas Collars (MMBtu)
Q2 2024	405,000		$3.01	$3.68
Q3 2024	405,000		$3.01	$3.68
Q4 2024	405,000		$3.50	$4.45
2025	1,215,000		$3.28	$4.30

Oil Basis (Bbl)
Q2 2024	330,000	$0.97
Q3 2024	330,000	$0.97
Q4 2024	330,000	$0.97
__________________
(1)Q2 2024 derivative positions shown include 2024 contracts, some of which have settled as of May 1, 2024.

Interest Rate Contracts
The Company entered into floating-to-fixed interest rate swaps, in which it will receive a floating market rate equal to one-month CME Term Secured Overnight Financing Rate and will pay a fixed interest rate, to manage future interest rate exposure related to the Company’s Credit Facility. In March 2024, the Company entered into a fixed-to-floating interest rate swap for the period May 2024 - December 2024, to reduce our interest rate exposure, which resulted in a gain of approximately $1 million on a notional amount of $80 million. This gain will be realized upon settlement of the contracts in 2024.

Exhibit 99.1

The following table summarizes the open interest rate derivative positions as of March 31, 2024:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
April 2024 - April 2026	Long	$30,000	3.18%
April 2024 - April 2026	Long	$50,000	3.039%
May 2024 - December 2024	Short	$80,000	4.91%